UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 14, 2025, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing data from the ongoing Phase 1 dose escalation clinical trial for SYS6002 (CRB-701) conducted by the Company in the United States and the United Kingdom (the “Western study”), that is being presented at the 2025 American Society of Clinical Oncology Genitourinary Cancers Symposium (the “2025 ASCO GU”) on February 14, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On February 14, 2025, the Company announced data from the Western study that is being presented at the 2025 ASCO GU on February 14, 2025.

The Western study is being conducted in the United States and United Kingdom and is enrolling patients with metastatic urothelial cancer (mUC) and other solid tumors associated with Nectin-4 expression. These included several tumor types not previously explored in the corresponding Phase 1 dose escalation study being conducted in China (the “China study”) by the Company’s development partner, CSPC Pharmaceutical Group (“CSPC”). The China study enrolled patients with mUC and other solid tumors. Unlike the China study, participants in the Western study were recruited regardless of their individual Nectin-4 levels. The Western study opened for enrollment in April 2024 and the enrollment for dose escalation was completed in October 2024. A December 2024 data cut is being presented (n=38) of whom 26 participants were evaluable for efficacy. The Western study enrolled into the top four dose cohorts used in China (1.8, 2.7, 3.6 and 4.5 mg/kg) and adopted the same Q3W regimen.

Safety:

•
No dose limiting toxicities were encountered during the dose escalation phase of both studies.
•
CRB-701 was well tolerated with majority of treatment emergent adverse events being grade 1 or 2 in both studies.
•
Notably few cases of peripheral neuropathy or skin rash have been reported to date in either study:
o
Peripheral neuropathy: Western study (Grade 1-2: 5% (n=2/38), (Grade 3 or above: zero) was comparable to China study (Grade 1: 3% (n=1/37), Grade 2 or above: zero). The combined peripheral neuropathy rate for both studies was 4% (n=3/75).
o
Skin and subcutaneous disorders: 24% (n=9/38) in the Western study compared to 8% (n=3/37) in the China study. The combined rate for both studies was 16% (12/75) across all dose groups.
•
Ocular adverse events: implementation of a proactive, preventative ocular toxicity protocol in the Western study yielded a lower incidence of ocular adverse events in the 2.7 mg/kg and 3.6 mg/kg (doses selected for optimization) in the Western study (38%) compared to the China study (66%).
•
A single Grade 4 adverse event occurred in the Western study but was not related to CRB-701.

PK:

•
PK profile seen in the Western study was comparable to that generated in the China study. CRB-701 demonstrated a longer ADC half-life and lower free-MMAE exposure relative to enfortumab vedotin (EV).

Efficacy:

•
A total of 26 participants with eight tumor types were evaluable for efficacy at the time of this data cut.
•
Responses were observed in several tumor types including previously unexplored HNSCC tumors:
o
mUC: Western study (n=4), 1 PR, 1 SD, and 2 PD); China study (n=9, ORR 44%). Both mUC PD participants in the Western study were previously treated with EV.

o
Cervical: Western study (n=2, 1 CR and 1 PD); China study (n=7, ORR 43%).
o
HNSCC: Western study (n=7, 4 PR, 2 SD and 1 PD).

Nectin-4

•
The Western study did not have a Nectin-4 IHC threshold for inclusion.
•
Responses were also observed in participants with low H-scores for Nectin-4.
•
Data was in line with the pre-clinical data presented at AACR 2023 demonstrating sustained efficacy even in tumors with low H-scores for Nectin-4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 14, 2025
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	February 14, 2025	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer